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                                                                     EXHIBIT 5.1

                          BROWN, WINICK, GRAVES, GROSS,
                       BASKERVILLE AND SCHOENEBAUM, P.L.C.

                                                 ATTORNEYS AT LAW

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
666 GRAND AVENUE, SUITE 2000   Marvin Winick            Alice Eastman Helle     Miranda L. Hughes       Miriam S. Sawtelle
DES MOINES, IOWA 50309-2510    Richard W. Baskerville   Michael R. Blaser       Duane P. Hagerty        James S. Niblock
                               Bruce Graves             Thomas D. Johnson       James A. Napier         Ann Holden Kendell
TELEPHONE:    (515) 242-2400   Steven C. Schoenebaum    Charles J. Krogmeier    Christine B. Long       Rebecca A. Brommel
FACSIMILE:    (515) 283-0231   Harold N. Schneebeck     Christopher R. Sackett  Kelly D. Hamborg
                               Paul D. Hietbrink        Sean P. Moore           Deborah J. Schmudlach
URL:  www.ialawyers.com        William C. Brown         Stuart I. Feldstein     William E. Hanigan      Patents and Trademarks
                               Richard K. Updegraff     Nancy S. Boyd           Danielle K. Dixon         James A. Napier
Offices in:                    Jill Thompson Hansen     James L. Pray           Mary A. Ericson
  Pella, Iowa                  Paul E. Carey            Brenton D. Soderstrum   Brian P. Rickert        Washington, D.C. Office
  Washington, D.C.             Douglas E. Gross         Fred L. Morris          Anna N. Evans             Brian Kennedy
                               John D. Hunter           Michael D. Treinen      Jeffrey L. Himrich
                               James H. Gilliam         Scott L. Long           Valerie D. Bandstra
                               Robert D. Andeweg        Ronni F. Begleiter      Alexander M. Johnson    Walter R. Brown (1921-2000)

                                                                                                   WRITER'S DIRECT DIAL NO.
                                                                                                        (515) 242-2473
                                                                                                    WRITER'S E-MAIL ADDRESS
                                                                                                     hanigan@ialawyers.com
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                                                 July __, 2002

The Board of Directors
United Wisconsin Grain Producers, L.L.C.
W7503 Country Drive
Beaver Dam, Wisconsin 53916

       RE:  2002 Registration Statement

Dear Sirs:

In connection with the proposed offer and sale of up to 27,500 units of the membership interests (the "Membership Units") of United Wisconsin Grain Processors, L.L.C. (the "Company"), we have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the following documents and corporate records:

     1.   The Company's Articles of Organization;
     2.   The Company's Operating Agreement;
     3. The Company's resolutions of the Board of Directors authorizing the issuance of units; and
     4. The Company's Registration Statement, as filed by United Wisconsin Grain Processors, L.L.C. with the United States Securities and Exchange Commission on _______________, 2002.

In rendering our opinions we have relied upon, with the consent of the Company and its members: (i) the representations of the Company and its members and other representatives as set forth in the aforementioned documents as to factual matters; and (ii) certificates and assurances from public officials and from members and other representatives of the Company as we have deemed necessary for purposes of expressing the opinions expressed herein. We have not undertaken any independent investigation to determine or verify any information and

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June 15, 2002
Page 2

representations made by the Company and its members and representatives in the foregoing documents or in such certificates, and we have relied upon such information and representations in expressing our opinions.

We have assumed in rendering these opinions that no person or party has taken any action inconsistent with the terms of the above-described documents or prohibited by law.

The opinions expressed herein shall be effective only as of the date of this opinion letter. The opinions set forth herein are based upon existing law and regulations, all of which are subject to change prospectively and retroactively. Our opinions are based on the facts and the above documents as they exist on the date of this letter, and we assume no obligation to revise or supplement such opinions as to future changes of law or fact. This opinion letter is limited to the matters stated herein and no opinions are to be implied or inferred beyond the matters expressly stated herein.

Based on our examination and inquiry, we are of the opinion that, upon effectiveness of the Registration Statement, and when issued and sold in the manner referred to in the Registration Statement and under the applicable subscription agreement(s), the Membership Units will be duly authorized, fully paid and non-assessable.

                                                Very truly yours,


                                                Bill Hanigan

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